                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      WACKENHUT CORRECTIONS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                       [WACKENHUT CORRECTIONS LETTERHEAD]

EXECUTIVE OFFICES
4200 Wackenhut Drive #100
Palm Beach Gardens, Florida 33410-4243
Telephone: (561) 622-5656

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS ON APRIL 24, 1997

To the Shareholders:

The Annual Meeting of the Shareholders of Wackenhut Corrections Corporation will be held on Thursday, April 24, 1997, at 9:00 A.M. at the Embassy Suites Hotel, 4350 PGA Boulevard, Palm Beach Gardens, Florida, for the purpose of considering and acting on the matters following:

         (1)     the election of nine directors for the ensuing year;

         (2) ratification of the action of the Board of Directors in appointing the firm of Arthur Andersen LLP to be the independent certified public accountants of the Corporation for the fiscal year 1997, and to perform such other services as may be requested;

         (3) the transaction of any other business as may properly come before the meeting or any adjournment or adjournments thereof.

Only shareholders of Common Stock of record at the close of business March 10, 1997, the record date and time fixed by the Board of Directors, are entitled to notice and to vote at said meeting.

ALL COMMON STOCK SHAREHOLDERS ARE URGED EITHER TO ATTEND THE MEETING IN PERSON OR TO VOTE BY PROXY.

You are requested to promptly sign and mail the enclosed proxy, which is being solicited on behalf of the Board of Directors, regardless of whether you expect to be present at this meeting. A return envelope which requires no postage is enclosed for that purpose. If you attend the meeting in person, you may, if you wish, revoke your proxy and vote in person.

By order of the Board of Directors.

                                                James P. Rowan
                                                Vice President, General Counsel
                                                and Secretary

March 21, 1997

PROXY STATEMENT


                                                                  March 21, 1997
Wackenhut Corrections Corporation
Executive Offices
4200 Wackenhut Drive #100
Palm Beach Gardens, Florida 33410-4243
Telephone: (561) 622-5656


General Information

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Wackenhut Corrections Corporation for the Annual Meeting of Shareholders of the Corporation to be held at the Embassy Suites Hotel, 4350 PGA Boulevard, Palm Beach Gardens, Florida, April 24, 1997, and all adjournments thereof. Please note the Proxy Card provides a means to withhold authority to vote for any individual director-nominee. Also note the format of the Proxy Card which provides an opportunity to specify your choice between approval, disapproval or abstention with respect to the proposal to approve the appointment of Arthur Andersen LLP as independent certified public accountants of the Corporation. If the enclosed Proxy Card is executed properly and returned, the shares represented will be voted in accordance with those instructions. If no instructions are given the Proxy Card will be voted as follows:

       FOR  -  The election of the Directors nominated by the Board of Directors

       FOR - Proposal to approve the appointment of Arthur Andersen LLP as the independent certified public accountants of the Corporation

Holders of shares of the Common Stock of the Corporation of record as of the close of business on March 10, 1997, will be entitled to one vote for each share of stock standing in their name on the books of Wackenhut Corrections Corporation.

On February 7, 1997, 21,942,892 shares of Common Stock were outstanding. The Common Stock will vote as a single class for the election of Directors, to approve the appointment of Arthur Andersen LLP, and on any other matter which may properly come before the meeting.

Any person giving a proxy has the power to revoke it any time before it is voted by written notice to the Corporation or attending the meeting and voting the shares.

The cost of preparation, assembly and mailing this Proxy Statement material will be borne by the Corporation. It is contemplated that the solicitation of proxies will be entirely by mail. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders of the Corporation on or about March 21, 1997.

THE ELECTION OF DIRECTORS

The Board of Directors will be comprised of nine (9) members. Unless instructed otherwise, the persons named on the accompanying Proxy Card will vote for the election of the nominees named below to serve for the ensuing year and until their successors are elected and have qualified. Seven (7) of the nominees are presently directors of the Corporation who were elected by the shareholders at their last annual meeting. Two (2) of the nominees, Floretta Dukes McKenzie and John F. Ruffle were elected by the Board of Directors at its January meeting to fill vacancies and are to be elected to the Board of Directors of the Corporation by the shareholders for the first time at the April 24, 1997, annual meeting of shareholders.

If any nominee for director shall become unavailable (which management has no reason to believe will be the case), it is intended that the shares represented by the enclosed Proxy Card will be voted for any such replacement or substitute nominee as may be nominated by the Board of Directors. A brief biographical statement for each nominee follows:


NOMINEE AND YEAR          PRESENT AND PAST POSITIONS
FIRST BECAME DIRECTOR     AND OTHER INFORMATION
============================================================================================================================
NORMAN A. CARLSON         Mr. Carlson has served as a Director of the Corporation since April 1994, and had previously
      1994                served as a Director of The Wackenhut Corporation  since April 1993.  Mr. Carlson is Adjunct
     AGE 63               Professor in the Department of Sociology, University of Minnesota and retired from the
   [PICTURE]              Department of Justice in 1987 after serving for 17 years as Director of the Federal Bureau of
                          Prisons.  During his career, Mr. Carlson worked at the United States Penitentiary, Leavenworth,
                          Kansas, and the Federal Correctional Institution, Ashland, Kentucky.  Mr. Carlson was President
                          of the American Correctional Association from 1978 to 1980, and is a fellow in the National
                          Academy of Public Administration.  Mr. Carlson was a member of the United Nations Committee on
                          Crime Prevention and Treatment of Offenders and also served as co-chair of the United States delegation to the committee. (c)

----------------------------------------------------------------------------------------------------------------------------

BENJAMIN R. CIVILETTI      Mr. Civiletti has served as a Director of the Corporation since April 1994.  Mr. Civiletti has
       1994               been Chairman of the law firm Venable, Baetjer and Howard since 1993 and was Managing Partner
      AGE 61              of the firm from 1987 to 1993.  From 1979 to 1980, Mr. Civiletti served as the Attorney General
     [PICTURE]            of the United States.  Mr. Civiletti is Chairman of the Board of Greater Baltimore Medical
                          Center and the Founding Chairman of the Maryland Legal Services Corporation; a Director of
                          Bethlehem Steel Corporation, and a Director of MBNA Corporation and MBNA International.  Mr.
                          Civiletti is a Fellow of the American Bar Foundation, the American Law Institute, and the
                          American College of Trial Lawyers.  Mr. Civiletti was Chairman of the Maryland Governor's
                          Commission on Welfare Policy in 1993, and a member of the Maryland Governor's Task Force on
                          Alternatives to Incarceration in 1991. (b)

----------------------------------------------------------------------------------------------------------------------------

NOMINEE AND YEAR        PRESENT AND PAST POSITIONS
FIRST BECAME DIRECTOR   AND OTHER INFORMATION
--------------------------------------------------------------------------------

  MANUEL J. JUSTIZ      Dr. Justiz has been a Director of the Corporation
        1994            since June 1994.  On January 1, 1990, Dr. Justiz was
       AGE 48           appointed Dean of the College of Education at the
                        University of Texas at Austin, where he holds the A.M.
                        Aikin Regents Chair in educational leadership.   From
                        1985 to 1989, Dr. Justiz was a chaired professor of educational leadership and public policies at the University of South Carolina, and in the academic year
                        1988-89 was the Martin Luther King-Rosa Parks
                        Distinguished Scholar-in-Residence at the University of Michigan. From 1982 to 1985, Dr. Justiz served as the
                        Director of the National Institute of Education after being appointed by President Reagan. In this position, Dr. Justiz served as principal spokesperson for educational policy and research to the President, Secretary of Education, Congress and education associations. Dr. Justiz is on the editorial board for the Educational Record, serves as a Director of Steck-Vaughn Publishing Corp. and Voyager Expanded
                        Learning. (c)



--------------------------------------------------------------------------------

FLORETTA DUKES MCKENZIE  Dr. McKenzie is the president of The McKenzie
         1997            Group, an educational consulting firm based in
        AGE 61           Washington D.C.  She served as the Deputy Assistant
                         Secretary, Office of School Improvement, U.S.
                         Department of Education from 1979 to 1981. She then served as the Chief State School Officer,
                         Superintendent of Schools for the District of Columbia
                         Public Schools from 1981 to 1988. Dr. McKenzie serves on the boards of The Acacia Group, the National
                         Geographic Society, the Potomac Electric Power
                         Company, Marriott International Corp., Group
                         Hospitalization & Medical Services, Inc., White House
                         Historical Association, Howard University, American
                         Association of School Administrators Foundation Fund,
                         Lightspan Partnership, Inc., Impact II-The Teachers
                         Network, Foundation for Teaching Economics, National
                         Academy Foundation, Institute for Educational
                         Leadership, Inc., National Association of Partners in
                         Education, Inc., Reading is Fundamental, and others.
                         Dr. McKenzie also served as the Assistant Deputy
                         Superintendent, Maryland State Department of Education
                         (1977-78), and prior to that held executive positions with Montgomery County (MD) and District of Columbia public school systems. She is a graduate of D.C.
                         Teachers College and holds an M.A. degree from Howard
                         University and a Doctor of Education from George
                         Washington University. She also holds honorary doctorate degrees from several colleges and universities. (b)

--------------------------------------------------------------------------------

    JOHN F. RUFFLE       Mr. Ruffle is a retired Vice Chairman and Director of
         1997            J.P. Morgan & Co., Inc., and Morgan Guaranty Trust
        AGE 59           Company of New York since June 1, 1993.  He joined
                         J.P. Morgan in 1970 as Controller and was named CFO in 1980, and elected Vice Chairman in 1985. Earlier, he was Assistant Treasurer and Director of Accounting for International Paper Company. Mr. Ruffle also serves as a Director of Bethlehem Steel Corporation, American
                         Shared Hospital Services and Trident Corporation. He is a Trustee of The Johns Hopkins University and of JPM Series Trust II (mutual funds). He is a past
                         President of the Board of Trustees of the Financial
                         Accounting Foundation and a past Chairman of the Financial Executives Institute, and in 1991 received the Financial Executive Institute's National Award for
                         Distinguished Service. Mr. Ruffle is a graduate of The Johns Hopkins University and earned an M.B.A. in
                         Finance from Rutgers University.  He is also a CPA. (c)




--------------------------------------------------------------------------------

NOMINEE AND YEAR          PRESENT AND PAST POSITIONS
FIRST BECAME DIRECTOR     AND OTHER INFORMATION
============================================================================================================================
ANTHONY P. TRAVISONO      Mr. Travisono has served as a Director of the Corporation since April 1994.  Mr. Travisono is
        1994              on the faculty at Salve Regina University in Rhode Island.  He serves as an international
       AGE 71             consultant on correctional issues.  From 1974 to 1991, Mr. Travisono was Executive Director of
      [PICTURE]           the American Correctional Association.  His career in the Correctional field extends over 47 years, during which Mr. Travisono has been Director, Rhode Island Department of Corrections;
                          Director, Rhode Island Department of Mental Health, Retardation and Hospitals; Director, Rhode
                          Island Department of Social Welfare; Superintendent, Iowa Training School for Boys; and
                          Superintendent, Rhode Island Training School for Boys.  He serves on the Advisory Committee for
                          Women at the Rhode Island Department of Corrections and on the Advisory Committee for the Rhode
                          Island Salvation Army Rehabilitation Center.  Mr. Travisono is a 1950 graduate of Brown
                          University and received a Masters Degree in Social Work from Boston University in 1953. (b)

----------------------------------------------------------------------------------------------------------------------------

GEORGE R. WACKENHUT       Mr. Wackenhut is Chairman of the Board.  He is also the Chief Executive Officer of The
       1988               Wackenhut Corporation (TWC or Parent).  He was President of TWC from the time it was founded
      AGE 77              until April 26, 1986. He formerly was a Special Agent of the Federal Bureau of Investigation.
     [PICTURE]            He is a former member of the Board of Directors of SSJ Medical Development, Inc., Miami,
                          Florida, and is on the Dean s Advisory Board of the University of Miami School of Business. He
                          is on the National Council of Trustees, Freedoms Foundation at Valley Forge, the President s
                          Advisory Council for the Small Business Administration, Region IV, and a member of the National
                          Board of the National Soccer Hall of Fame. He is a past participant in the Florida Governors
                          War on Crime and a past member of the Law Enforcement Council, National Council on Crime and
                          Delinquency, and the Board of Visitors of the U.S. Army Military Police School. He is also a member of the American Society for Industrial Security. He was a recipient in 1990 of the Labor
                          Order of Merit, First Class, from the government of Venezuela. Mr. Wackenhut received his B.S.
                          degree from the University of Hawaii and his M.Ed. degree from Johns Hopkins University. Mr.
                          Wackenhut is the father of  Richard R. Wackenhut, a Director nominee. (a)(b)

----------------------------------------------------------------------------------------------------------------------------

NOMINEE AND YEAR          PRESENT AND PAST POSITIONS
FIRST BECAME DIRECTOR     AND OTHER INFORMATION
===========================================================================================================================
RICHARD R. WACKENHUT      Mr. Wackenhut, President and Chief Operating Officer of The Wackenhut Corporation (TWC or
       1988               Parent) since April 26, 1986, was formerly Senior Vice President, Operations from 1983-1986. He
      AGE 49              was Manager of Physical Security from 1973-74. He also served as Manager, Development at TWC
    [PICTURE]             Headquarters from 1974-76; Area Manager, Columbia, SC from 1976-77; District Manager, Columbia
                          SC from 1977-79; Director, Physical Security Division at TWC Headquarters 1979-80; Vice
                          President, Operations from 1981-82; and Senior Vice President, Domestic Operations from 1982-
                          83.  Mr. Wackenhut is a member of the Board of Directors of The Wackenhut Corporation, a
                          Director of Wackenhut del Ecuador, S.A.; Wackenhut UK, Limited; Wackenhut Dominicana, S.A.; and
                          a Director of several domestic subsidiaries of the Corporation. He is Vice Chairman of
                          Associated Industries of Florida. He is also a member of the American Society for Industrial
                          Security, a member of the International Security Management Association, and a member of the
                          International Association of Chiefs of Police.  He received his B.A. degree from The Citadel in
                          1969, and completed the Advanced Management Program of the Harvard University School of
                          Business Administration in 1987. Mr. Wackenhut is the son of George R. Wackenhut, a Director
                          nominee. (a)

----------------------------------------------------------------------------------------------------------------------------

GEORGE C. ZOLEY           Dr. Zoley is Vice Chairman and Chief Executive Officer.  He had served as President and a
     1988                 Director of the Corporation since it was incorporated in 1988, and Chief Executive Officer AGE
    AGE 47                since April 1994.  Dr. Zoley established the Corporation as a division of The Wackenhut
   [PICTURE]              Corporation in 1984, and continues to be a major factor in the Company's development of its privatized correctional and detention facility business.  Dr. Zoley is also a director of each of the entities through which the Corporation conducts its international operations.  From 1981 through 1988, as manager, director, and then Vice President of Government Services of Wackenhut
                          Services, Inc. (WSI), Dr. Zoley was responsible for the development of opportunities in the privatization of government services by WSI.  Prior to joining WSI, Dr. Zoley held various administrative and management positions for city and county governments in South Florida. Dr.
                          Zoley has a Masters and Doctorate Degree in Public Administration. (a)

----------------------------------------------------------------------------------------------------------------------------


         (a)     Member of Executive Committee
         (b)     Member of Nominating and Compensation Committee
         (c)     Member of Audit and Finance Committee

The election of the directors listed above will require the affirmative vote of the holders of a plurality of the shares present or represented at the shareholders meeting. Abstentions will be treated as shares represented at the meeting and therefore will be the equivalent of a negative vote, and broker non-votes will not be considered as shares represented at the meeting.

COMPOSITION AND FUNCTIONS OF SPECIFIC COMMITTEES
OF THE BOARD OF DIRECTORS

Wackenhut Corrections Corporation has an Audit and Finance Committee whose members were as follows:

         Norman A. Carlson, Acting Chairman
         Manuel J. Justiz

The Audit and Finance Committee met four times during the past fiscal year.

The Audit and Finance Committee s principal functions and responsibilities are as follows:
   1. Recommend the selection, retention, or termination of the Corporations independent auditors.
   2.    Review the proposed scope of the audit and fees.
   3. Review the quarterly and annual financial statements and the results of the audit with management, the internal auditors, and the independent auditors with emphasis on the quality of earnings in terms of accounting policies selected; this activity would also entail assisting in the resolution of problems that might arise in connection with an audit if and when this becomes necessary.
   4. Review with management and independent auditors the recommendations made by the auditors with respect to changes in accounting procedures and internal accounting controls as well as other matters of concern to the independent auditors resulting from their audit activity.
   5. Review with management and members of the internal audit team the activities of and recommendations made by this group.
   6. Inquire about and be aware of all work (audit, tax, consulting) that the independent auditors perform for the C Corporation.
   7. Recommend policies to avoid unethical, questionable, or illegal activities by Corporation personnel.
   8.    Make periodic reports to the full Board on its activities.

Wackenhut Corrections Corporation also has a Nominating and Compensation Committee which, in addition to its role in recommending compensation for the Chief Executive Officer and the other executive officers, evaluates possible Director nominees and makes recommendations concerning such nominees to the Board of Directors, and recommends to the Chairman and the Board itself the composition of Board Committees and nominees for officers of the Corporation. See the Report of the Compensation Committee later in this Proxy Statement.

Shareholders desiring to suggest qualified nominees for director should advise the Secretary of the Corporation in writing and include sufficient biographical material to permit an appropriate evaluation.

A total number of four meetings of the Board of Directors was held during the 1996 fiscal year.

SECURITY OWNERSHIP

The following table shows the number of shares of the Corporation s Common Stock, each with a par value of $.01 per share, that was beneficially owned as of February 7, 1997, by each director nominee for election as director at the 1997 Annual Meeting of Shareholders, by each named executive officer, by all director nominees and executive officers as a group, and by each person or group who was known by the Corporation to beneficially own more than 5% of the Corporation s outstanding Common Stock.

                                                                         COMMON STOCK
                                                             AMOUNT & NATURE          PERCENT
                                                              OF BENEFICIAL             OF
BENEFICIAL OWNER (1)                                          OWNERSHIP (2)            CLASS
=============================================================================================
DIRECTOR NOMINEES
Norman A. Carlson                                           4,000 (4)                *
Benjamin R. Civiletti                                       3,000 (4)                *
Manuel J. Justiz                                            3,000 (4)                *
Floretta Dukes McKenzie                                         -                    *
John F. Ruffle                                              2,500 (4)                *
Anthony P. Travisono                                        3,500 (4)                *
George R. Wackenhut (beneficially                      12,107,530 (4)(5)            55.18
  with wife, Ruth J. Wackenhut)
Richard R. Wackenhut                                       74,666 (4)                *
George C. Zoley                                           114,666 (4)                *

EXECUTIVE OFFICERS
Wayne H. Calabrese                                         70,000 (4)                *
John G. O'Rourke                                           32,888 (4)                *
Robert W. Mianowski                                        36,882 (4)                *
Carol M. Brown                                             47,774 (4)                *
Patricia M. Persante                                       54,032 (4)                *

ALL NOMINEES AND EXECUTIVE                             12,563,438 (4)               57.36
OFFICERS AS A GROUP

OTHER
The Wackenhut Corporation (3)                          12,000,000 (4)               54.69


*  Beneficially owns less than 1%

NOTES

   (1) Unless stated otherwise, the address of the beneficial owners is 4200 Wackenhut Drive #100, Palm Beach Gardens, Florida.

   (2) Information concerning beneficial ownership was furnished by the persons named in the table or derived from documents filed with the Securities and Exchange Commission. Each person named in the table has sole voting and investment power with respect to the shares beneficially owned.

   (3) Whose address is 4200 Wackenhut Drive #100, Palm Beach Gardens, Florida. These shares are indirectly held through a wholly owned subsidiary of The Wackenhut Corporation, Tuhnekcaw, Inc., a Delaware Corporation.

   (4) Total shares include options which are immediately exercisable. Of the Director Nominees, 107,530 shares shown as owned beneficially by the Wackenhuts, 3,000 shares shown for Norman A. Carlson, Anthony P. Travisono, Benjamin R. Civiletti and Manuel J. Justiz, are subject to such options. All shares shown for Executive Officers are subject to such options.

   (5) George R. Wackenhut and Ruth J. Wackenhut, through trusts over which they have sole dispositive and voting power, control 50.04% of the issued and outstanding voting common stock of The Wackenhut Corporation. The Wackenhut Corporation, through a wholly owned subsidiary, Tuhnekcaw, Inc., controls the Corporation. By virtue of their control of The Wackenhut Corporation, George R. Wackenhut and Ruth J. Wackenhut are deemed beneficial owners of the Corporation stock owned by The Wackenhut Corporation.

EXECUTIVE COMPENSATION

The following table shows remuneration paid or accrued by the Corporation during the fiscal year ended December 29, 1996, and each of the two preceding fiscal years, to the Chief Executive Officer and to each of the five most highly compensated executive officers of the Corporation other than the Chief Executive Officer for services in all capacities while they were employees of the Corporation, and the capacities in which the services were rendered.

SUMMARY COMPENSATION TABLE
                                            ANNUAL COMPENSATION                       LONG-TERM COMPENSATION
                                  --------------------------------------     -----------------------------------------
                                                                                              AWARDS
                                                                             -----------------------------------------
                                                                                OTHER        SECURITIES     ALL OTHER
                                                                                ANNUAL       UNDERLYING      COMPEN-
                                                                             COMPENSATION     OPTIONS/       SATION
NAME AND PRINCIPAL POSITION       YEAR     SALARY ($)       BONUS ($)(1)        ($)(2)         SARS(#)         ($)
======================================================================================================================
George C. Zoley                   1996     288,000         101,500                             20,000        25,906 (4)
Vice Chairman,                    1995     249,000          70,000                              7,500 (6)    11,755 (4)
Chief Executive Officer           1994     186,000         100,000                            180,666 (3)     9,067 (4)
and Director

Wayne H. Calabrese                1996     175,000          52,500                             10,000
President and                     1995     149,000          36,000                                  -             -
Chief Operating Officer           1994      87,000          25,000           18,000            85,334         3,323 (5)

John G. O'Rourke                  1996     115,000          28,750                              5,000
Chief Financial Officer,          1995     105,000          21,000                                  -             -
Senior Vice President -           1994      92,000          15,000                             42,666
Finance and Treasurer

Robert W. Mianowski               1996     110,000          27,500                              5,000
Senior Vice President -           1995     100,000          20,000                                 -              -
Operations                        1994      90,000          15,000                             42,666

Patricia Persante                 1996     104,000          26,000                              5,000
Senior Vice-President             1995      94,000          19,000                             40,000             -
Contract Compliance               1994      79,000          15,000                              6,400             -

Carol M. Brown                    1996     103,000          25,750                              5,000
Senior Vice President -           1995      94,000          19,000                                  -             -
Health Services                   1994      79,000          15,000                             42,666             -

NOTES

   (1) Includes amounts paid pursuant to the Corporation's Senior Officer Incentive Plan.

   (2) The Corporation made payments on behalf of Mr. Calabrese related to his relocation to Australia in the amount of $6,000 in fiscal 1994. The Corporation also provided him with the use of a company car while in Australia costing $6,000 in fiscal 1994. Other perquisites included meal allowances and travel benefits which totaled $6,000 in fiscal 1994. Mr. Calabrese returned to Corporate Headquarters near the end of fiscal 1994 to assume his current position and responsibilities.

   (3) Includes options to acquire 10,000 shares of Series B Common Stock of the Parent granted to Dr. Zoley under the Key Employee Long-Term Incentive Stock Plan of Parent.

   (4) In fiscal 1994, George C. Zoley, then President and Chief Executive Officer of the Corporation, participated in the Executive Retirement Plan of Parent (the "Parent Retirement Plan"). Parent contributed $9,067 to the Parent Retirement Plan for fiscal 1994 on behalf of Dr. Zoley. These amounts represent the cost to Parent of providing its future liability under the Parent Retirement Plan. For the period of time that Dr. Zoley participated in the Parent Retirement Plan, the Corporation reimbursed Parent for all contributions to the Parent Retirement Plan with respect to Dr. Zoley, together with the expenses incurred in connection therewith. Neither Dr. Zoley nor any other employee of the Corporation currently participates in the Parent Retirement Plan. Commencing on March 31, 1995, Dr. Zoley and the other Named Executive Officers began participating in the Corporation's Senior Officer Retirement Plan (the "Corporation Retirement Plan"). WCC contributed $11,755 and $25,906 in 1995 and 1996, respectively, to the Corporation Retirement Plan on behalf of Dr. Zoley.

   (5) Represents contributions under an Australian government mandated retirement plan for Mr. Calabrese. Contributions to the government plan ceased when Mr. Calabrese returned to the United States in fiscal 1994.

   (6)   Options granted under TWC Key Employee Long-Term Incentive Stock Plan.

OPTIONS / SAR GRANTS IN LAST FISCAL YEAR
                                                                                  POTENTIAL REALIZABLE
                                                                                    VALUE AT ASSUMED
                                                                                  ANNUAL RATES OF STOCK
                                                                                   PRICE APPRECIATION
                              INDIVIDUAL GRANTS                                   FOR OPTION TERM (3)
                         -----------------------------------------------------    ---------------------
                           NUMBER OF      % OF TOTAL
                          SECURITIES     OPTIONS/SARS
                          UNDERLYING      GRANTED TO    EXERCISE OR
                         OPTIONS/SARS    EMPLOYEES IN   BASE PRICE  EXPIRATION
NAME                       GRANTED        FISCAL YEAR   ($/SHARE)     DATE         5% ($)    10% ($)
=====================================================================================================
George C. Zoley             20,000           40%        22.625        4/25/06     $284,575  $721,168

Wayne H. Calabrese          10,000           20%        22.625        4/25/06     $142,287  $360,584

John G. O'Rourke             5,000           10%        22.625        4/25/06      $71,144  $180,292

Robert W. Mianowski          5,000           10%        22.625        4/25/06      $71,144  $180,292

Carol M. Brown               5,000           10%        22.625        4/25/06      $71,144  $180,292

Patricia M. Persante         5,000           10%        22.625        4/25/06      $71,144  $180,292

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                          NUMBER OF
                                                                          SECURITIES                   VALUE OF
                                                                          UNDERLYING                  UNEXERCISED
                                                                          UNEXERCISED                 IN-THE-MONEY
                                                                          OPTIONS/SARS                OPTIONS/SARS
                                                                           AT FISCAL                   AT FISCAL
                                   SHARES                                 YEAR-END (#)                YEAR-END ($)
                                  ACQUIRED        VALUE
                                ON EXERCISE      REALIZED               EXERCISABLE (E)/             EXERCISABLE (E)/
                                    (#)            ($)                  UNEXERCISABLE (U)            UNEXERCISABLE (U)
==================================================================================================================================
George C. Zoley                      -                 -                      - E           - U             - E                - U
                                                                         78,666 E(2)   16,000 U(2)    1,129,323 E(2)           - U
                                                                          7,500 E(3)        - U          22,125 E(3)           - U
Wayne H. Calabrese               3,766(1)         87,548(1)              12,666 E(1)        - U         223,872 E(1)           - U
                                                                         39,334 E(2)    8,000 U(2)      564,828 E(2)           - U

John G. O'Rourke                 4,000(1)         79,923(1)               4,216 E(1)        - U          74,518 E(1)           - U
                                                                         19,666 E(2)    4,000 U(2)      282,323 E(2)           - U

Robert W. Mianowski                  -                 -                  8,216 E(1)        - U         145,218 E(1)           - U
                                                                         19,666 E(2)    4,000 U(2)      282,323 E(2)           - U

Carol M. Brown                       -                 -                 16,108 E(1)        - U         284,709 E(1)           - U
                                                                         19,666 E(2)    4,000 U(2)      282,323 E(2)           - U

Patricia Persante                    -                 -                  1,232 E(1)        - U          21,776 E(1)           - U
                                                                         19,800 E(2)   28,000 U(2)      154,350 E(1) 168,000   - U


         (1)     Options under First Option Plan.

         (2)     Options under the Second Option Plan.

         (3)     Options under TWC Key Employee Long-Term Incentive Stock Plan

The following table sets forth the estimated annual benefits payable under the Executive Officer Retirement Plan ("Retirement Plan") to an employee upon retirement at age 65 and reflects an offset by social security benefits.

                         PENSION PLAN TABLE


    REMUNERATION                                        YEARS OF SERVICE
----------------------      -------------------------------------------------------------------------
                                               (ESTIMATED ANNUAL RETIREMENT BENEFITS
ASSUMED AVERAGE ANNUAL                                         FOR
 SALARY FOR FIVE-YEAR                          YEARS OF CREDITED SERVICE SHOWN BELOW)
   PERIOD PRECEDING         -------------------------------------------------------------------------
     RETIREMENT               10            15           20           25            30           35
=====================================================================================================
      $125,000              $ 4,002     $ 12,306     $ 20,141     $ 27,431      $ 22,841     $ 17,520
       150,000                8,502       19,056       29,141       38,681        34,091       28,770
       175,000               13,002       25,806       38,141       49,931        45,341       40,020
       200,000               17,502       32,556       47,141       61,181        56,591       51,270
       225,000               22,002       39,306       56,141       72,431        67,841       62,520
       250,000               26,502       46,056       65,141       83,681        79,091       73,770
       300,000               35,502       59,556       83,141      106,181       101,591       96,270
       400,000               53,502       86,556      119,141      151,181       146,591      141,270
       450,000               62,502      100,056      137,141      173,681       169,091      163,770
       500,000               71,502      113,556      155,141      196,181       191,591      186,270

Dr. Zoley, the Chief Executive Officer of the Corporation, participated in the Parent Retirement Plan in fiscal 1994, until the effective date of the Corporation Retirement Plan on March 31, 1995. No other Named Executive Officers were participants in the Parent Retirement Plan. Commencing on March 31, 1995, all of the Named Executive Officers (including Dr. Zoley) began participating in the Corporation Retirement Plan. Dr. Zoley has 15 years of credited service. Mr. Calabrese has seven years of credited service, each of Ms. Brown, Ms. Persante and Mr. Mianowski have six years of credited service, and Mr. O'Rourke has five years of credited service under the Corporation Retirement Plan.

The Corporation Retirement Plan is a defined benefit plan and, subject to certain maximum and minimum provisions, bases pension benefits on a percentage of the employee's final average annual salary, not including bonus (earned during the employee's last five years of credited service) times the employee's years of credited service. Benefits under the Corporation Retirement Plan are offset by social security benefits. Generally, a participant will vest in his or her benefits upon the completion of ten years of service. The amount of benefit increases for each full year beyond ten years of service except that there are no further increases after twenty five years of service.


STOCK OPTION PLANS

On March 1, 1994, the Corporation adopted the First Option Plan covering a total of 897,600 shares of Common Stock. The First Option Plan was approved by Parent as the sole shareholder of the Corporation prior to the Corporation's initial public offering. At the same time, the Board of Directors made a one-time grant of non-qualified stock options under the First Option Plan to certain of the Corporation's employees, officers, directors and consultants, granting them the right to purchase an aggregate of 897,600 shares of its Common Stock. The Corporation has no right to issue additional options under the First Option Plan. The options are exercisable, in whole or in part, at any time after September 1, 1994, and prior to February 29, 2004, at an exercise price of $1.20 per share, which the Corporation believes represented the fair market value of such stock at March 1, 1994.

The First Option Plan provides that (i) if a change occurs in the beneficial ownership of the Corporation involving forty percent or more of the total shares entitled to vote, or (ii) the Corporation is merged into any other company or substantially all of its assets are acquired by any other company, or (iii) three or more directors nominated by the Board of Directors to serve as a director and who have agreed to serve, fail to be elected in a contested election of directors (a "Change in Control"), or (iv) in the event of any change in the Corporation's Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, or other change in corporate structure, the Board of Directors may make adjustments in the number and type of shares granted under the First Option Plan. If a Change of Control occurs, the Board of Directors may vote to cash out and immediately terminate all options outstanding as of the date of the Change of Control or may vote to accelerate the expiration of options.

Under the First Option Plan, when an optionee desires to dispose of any shares of Common Stock acquired by exercise of an option, such optionee shall first offer such shares to the Corporation by giving the Corporation written notice of the optionee's intention to dispose of them. The Corporation has the right to purchase for cash all or part of such option shares so offered at a purchase price equal to the fair market value of such shares on the date of the optionee's notice to the Corporation of the optionee's intention to dispose of such shares.

On May 6, 1994, the Corporation adopted the Second Option Plan (together with the First Option Plan, the "Stock Option Plans") covering a total of 1,500,000 shares of Common Stock. The Second Option Plan was approved by Parent as the sole shareholder of the Corporation prior to the Corporation's IPO. At the same time, the Board of Directors made an initial grant of non-qualified stock options under the Second Option Plan to the same individuals who received options under the First Option Plan, granting them the right to purchase an aggregate of 698,126 shares of Common Stock. These options are exercisable at any time after November 5, 1994 and prior to November 5, 2004 at an exercise price or $3.75 per share, which the Corporation believes represented the fair market value of such stock at May 6, 1994.

On December 19, 1995, the Board of Directors granted non-qualified stock options under the Second Option Plan to purchase 338,000 shares of Common Stock to certain employees at an exercise price of $11.88 per share, which represented the closing market price on December 19, 1995. The options vest over a five-year period at rate of 20% per annum. Only one executive officer who participated in the earlier stock option grants received any of the options granted on December 19, 1995.

On April 25, 1996, the Board of Directors granted non-qualified stock options under the Second Option Plan to purchase 50,000 shares of Common Stock to certain employees at an exercise price of $22.63 per share, which represented the closing market price on April 25, 1996. The options vest over a five-year period at a rate of 20% per annum.

Participation in the Second Option Plan is limited to officers, consultants and employees of the Corporation who are qualified to receive options, in the discretion of the Nominating and Compensation Committee of the Board of Directors of the Corporation (the "Compensation Committee"). The Compensation Committee may consider such factors as it deems pertinent in selecting participants and in determining the amount of awards, including but not limited to (i) the financial condition of the Corporation, (ii) expected profits for the current or future years, (iii) the contributions of a prospective participant to the profitability and success of the Corporation and (iv) the adequacy of the prospective participant's other compensation.

In the event that shares of Common Stock are affected by a stock dividend, stock split, a combination of shares, a reorganization or recapitalization, a merger, a consolidation, an exchange of shares or any other change in the corporate structure of the Corporation, the Second Option Plan provides that an appropriate adjustment will be made in the number of shares subject to unexercised options or available for options and in the exercise price for shares. In the event that an option expires or is terminated unexercised as to any shares, the Second Option Plan permits released shares to again be optioned.

The Second Option Plan provides that in the event of a "change in control of ownership" occurs, then nonvested options, if any, would vest immediately prior to such event. A "Change in Control of Ownership" is defined as liquidation or dissolution of the Corporation, sale of substantially all of the assets of the Corporation or a merger, consolidation or combination in which the Corporation is not the survivor or where a 50% or greater change in the ownership of the Corporation's outstanding shares occurs.

The Compensation Committee may amend or discontinue the Second Option Plan at any time, provided that no such amendment or discontinuance may change or impair any option previously granted without the consent of the optionee.

Under the Stock Option Plans, in the event of termination of employment because of death or physical disability, the optionee or the optionee's heirs, legatees or legal representatives may exercise the option within the shorter of the option period or one year from the date of the death or disability, as the case may be. In the event of retirement, an option must be exercised within the shorter of the option period or a period of three months from the date of retirement. Options under the First Option Plan immediately terminate if the optionee leaves the employ of the Corporation for any reason other than death, physical disability or retirement. Under the Second Option Plan, if the optionee leaves the employ of the Corporation not by the optionee's volition and for reasons other than retirement, disability, death or for cause, then said optionee must exercise the options within the shorter of the option period or three months from the date of termination. Under the Second Option Plan, if an optionee's services are terminated for cause, then optionee's options immediately terminate.

On April 27, 1995, the Corporation retroactively adopted the Non-Employee Director Stock Option Plan ("the Plan) covering a total of 60,000 shares of Common Stock. At the same time, the Board of Directors granted non-qualified stock options to purchase 5,000 shares of Common Stock to non-employee directors at an exercise price of $13.75, which represented the closing market price on April 27, 1995. These options vest immediately and expire on the tenth anniversary date of their grant. On April 25, 1996, the Board of Directors granted non-qualified stock options to purchase 10,000 shares of Common Stock to non-employee directors at an exercise price of $22.63, which represented the closing market price on April 25, 1996. These options also vest immediately and expire on the tenth anniversary date of their grant.

Participation in the Plan is limited to Non-Employee Directors. A Non-Employee Director is defined as any individual who is a member of the Corporation's Board of Directors, but has never otherwise been an employee of the Corporation.

         GENERAL. As a part of the Non-Employee Director's compensation, those Directors of the Corporation shall be granted an option to purchase up to 1,000 shares of the Common Stock of the Corporation upon his or her election and/or each re-election to serve on the Board (the "Director Option"). In the event any change is made to the Common Stock issuable under the Plan (by reason of any stock split, stock dividend, combination of shares, exchange of shares, merger, consolidation, reorganization or other change in the capitalization of the Company), appropriate adjustment will be made to (i) the aggregate number and/or class of shares of Common Stock available for issuance under the Plan,
(ii) the number of shares of Common Stock to be made the subject of each subsequent grant, (iii) the exercise price, and (iv) the number and/or class of shares of Common Stock purchasable under each outstanding Director Option and the exercise price payable per share so that no dilution or enlargement of benefits will occur under such Director Option.

         ASSIGNABILITY. Director Options are not assignable or transferable other than by will or the laws of descent and distribution and, during the optionee's lifetime, the Director Option may be exercised only by such optionee.

         AMENDMENTS. The Board may amend or discontinue the Plan at any time provided that (i) no such amendment or discontinuance may change or impair any Director Option previously granted without the consent of the optionee, (ii) the provisions of the Plan which relate to the amount of shares which may be subject to grants and/or exercise price may not be amended more than once every six months, other than to comport with changes in federal income tax laws, and (iii) stockholder approval is required for any amendment which would materially increase the benefits to participants in the Plan or the number of shares which may be issued (except for adjustments due to stock splits, stock dividends and similar changes made to the Common Stock under the Plan, or which would materially modify the requirements as to eligibility for participation in the Plan.

     TERMINATION. Director Options terminate six months after the optionee ceases to be a member of the Board of Directors of the Corporation, other than by reason of death or disability, but in no event after the expiration date of the Director Options. In the event of the optionee's death or disability, the personal representative or guardian of the optionee or the optionee's estate, or the person inheriting the Director Options, will have two years after the date of the optionee's death or disability to exercise the Director Options in full. Under no circumstances, however, may the Director Options be exercised after the termination date of the Director Options. If any Director Options granted under the Director Option Plan expire or are terminated or canceled unexercised as to any shares of Common Stock, such released shares may again be optioned (including a grant in substitution for canceled Director Options).

FEDERAL INCOME TAX ASPECTS

The Director Options do not constitute incentive stock options, within the meaning of section 422(b) of the Internal Revenue Code of 1986. As a general rule, no federal income tax is imposed on the holder of options upon the issuance of options such as the Director Options and the Corporation is not entitled to a tax deduction by reason of such issuance. Generally, upon the exercise of options such as the Director Options, the holder of the options will be treated as receiving compensation taxable as ordinary income in the year of exercise, which in the case of an option, is an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the options. Upon the exercise of options such as the Director Options, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized to the holder of the options, assuming any federal income tax withholding requirements are satisfied. Upon a subsequent disposition of the shares received upon exercise of options such as Director Options, the difference between the amount realized on the disposition and the basis of the stock (exercise price plus any ordinary income recognized) should qualify as long-term or short-term capital gain, depending on the holding period.

CORPORATION INCENTIVE PLAN

In March 1995, the Corporation adopted the Wackenhut Corrections Corporation Senior Officer Incentive Plan (the "Corporation Incentive Plan") for certain of its senior officers including all of the Named Executive Officers.
Participants in the Corporation Incentive Plan are assigned a target incentive award, stated as a percentage of the participant's base salary depending upon the participant's position with the Corporation. The target incentive award for 1996 for the Chief Executive Officer, Executive Vice President and Senior Vice Presidents of the Corporation were 35%, 30% and 25%, respectively, of base salary. The Compensation Committee's decisions regarding the amount of incentive compensation payable in a given year and the allocation among the participants, is based on several factors, including the Corporation's profitability, the contribution of a particular employee during the fiscal year and compliance with previously agreed upon goals and objectives as outlined in the Corporation's strategic plan.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 1996, Benjamin R. Civiletti (Chairman), George R. Wackenhut and Anthony P. Travisono served on the Nominating and Compensation Committee of the Board of Directors. George R. Wackenhut also serves as an officer and director of Parent and certain of its affiliates.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Nominating and Compensation Committee of the Board of Directors (the "Compensation Committee") met two times during 1996. The Compensation Committee is composed of the Chairman and CEO of TWC and two independent, non-employee directors who are not eligible to participate in any of the executive compensation programs. Among its other duties, the Compensation Committee is responsible for recommending to the full Board the annual remuneration for all executive officers, including the Chief Executive Officer and the other officers named in the Summary Compensation Table set forth above, and to oversee the Corporation's compensation plans for key employees. The Compensation Committee seeks to provide, through its administration of the Corporation's compensation program, salaries that are competitive and incentives that are primarily related to corporate performance. The components of the compensation program are base salary and annual incentive bonuses.

Base salary is the fixed amount of total annual compensation paid to executives on a regular basis during the course of the fiscal year. Management of the Corporation determines a salary for each senior executive position that it believes is appropriate to attract and retain talented and experienced executives, and that is generally competitive with salaries for executives holding similar positions at comparable companies. The starting point for this analysis is each officer's base salary for the immediately preceding fiscal year. From time to time, management will obtain reports from independent organizations concerning compensation levels for reasonably comparable companies. This information will be used as a market check on the reasonableness of the salaries proposed by management. The comparator companies will include a group of competitor companies whose revenue, performance, and position matches are deemed relevant and appropriate. Management will then recommend executive salaries to the Compensation Committee.

The Compensation Committee reviews and adjusts the salaries suggested by management as it deems appropriate, and generally asks management to justify its recommendations, particularly if there is a substantial difference between the recommended salary and an officer's compensation for the prior fiscal year. In establishing the base salary for each officer (including that of the CEO), the Compensation Committee will evaluate numerous factors, including the Corporation's operating results, net income trends, and stock market performance, as well as comparisons with financial and stock performance of other companies, including those that are in competition with the Corporation. In addition, data developed as a part of the strategic planning process, but which may not directly relate to corporate profitability, will be utilized as appropriate.

The Summary Compensation Table set forth elsewhere in this Proxy Statement shows the salaries of the CEO and the other named executive officers. Beginning in fiscal 1996, the Compensation Committee formally evaluates the performance of the CEO.

The Corporation has an incentive compensation plan (the "Bonus Plan") for officers and key employees. The aggregate amount of incentive compensation payable under the Bonus Plan will be based on the Corporation's consolidated revenue and income before provision for income taxes. The Bonus Plan is intended as an incentive for executives to increase both revenue and profit and uses these as factors in calculating the individual bonuses. The weighing for these factors are 65% service profit and 35% revenue. An adjustment to the incentive award (up to 20% upward or 80% downward) may be applied to reflect individual performance. The Compensation Committee's decisions regarding the amount of incentive compensation payable in a given year and the allocation among the participants, will be based on these factors, the contribution of a particular employee during the fiscal year and compliance with previously agreed upon goals and objectives as outlined in the Corporation's strategic plan. The Company also maintains a Stock Option Plan (the Plan) for executive officers, including the CEO and other key employees. Participants receive stock option grants based upon their overall contribution to the Corporation. Such options are granted at market value at the time of grant and have variable vesting periods in order to encourage retention.

The base salary and Bonus Plan components of compensation, will be implemented by the above described policies, and will result in a compensation program that the Compensation Committee believes is fair, competitive, and in the best interests of the shareholders.

By the Nominating and Compensation Committee
     Benjamin R. Civiletti
     Anthony P. Travisono
     George R. Wackenhut


                    COMPARISON OF CUMULATIVE TOTAL RETURN*
           WACKENHUT CORRECTIONS CORPORATION, WILSHIRE 5000 EQUITY,
             AND S&P SERVICE (COMMERCIAL AND CONSUMER) INDEXES**

                   (Performance through December 31, 1996)




                                           July 26, 1994    December 31, 1994     December 31, 1995      December 31, 1996
Wackenhut Corrections Corporation               100               185                   277                     438
Wilshire 5000 Equity                            100               102                   139                     168
S&P Services (Commercial and Consumer)**        100                97                   131                     135


The above graph compares the performance of Wackenhut Corrections
Corporation with that of the Wilshire 5000 Equity, and the S&P Specialized Services Index, which is a published industry index.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SERVICE AGREEMENTS. The Corporation and Parent entered into a services agreement (the "1994 Services Agreement") effective January 3, 1994 pursuant to which Parent agreed to provide certain services to the Corporation through December 31, 1995. The Corporation and Parent entered into a new services agreement (the "1996 Services Agreement", and together with the 1994 Services Agreement, the "Services Agreements") on December 20, 1995 which became effective January 1, 1996, pursuant to which Parent has agreed to continue to provide certain of these services to the Corporation through December 31, 1997.

In accordance with the terms of the 1994 Services Agreement, the Corporation paid Parent a fixed annual fee for services (the "Annual Services Fee") equal to $1,236,343 in fiscal 1994 and $1,069,073 in fiscal 1995. Under the 1996
Services Agreement as amended, the Corporation has agreed to pay Parent an Annual Services Fee equal to $1,100,342 in fiscal 1996, and $1,200,342 in fiscal 1997. Management of the Corporation believes that the Annual Services Fees under the Services Agreements are on terms no less favorable to the Corporation than could be obtained from unaffiliated third parties. If the Corporation determines that it can obtain any of the services to which the Annual Services Fees relate at a cost less than that specified in the Services Agreements, the Corporation may obtain such services from another party and terminate the provision of such services by the Parent with a corresponding reduction in the Annual Services Fee.

Under each of the Services Agreements, the services to be provided by Parent to the Corporation for the Annual Services Fee include the following:

         LEGAL SERVICES. Under each of the Services Agreements, Parent provides legal advice on all matters affecting the Corporation, including, among other things, assistance in the preparation of the Corporation's Securities and Exchange Commission ("SEC") and other regulatory filings, review and negotiation of joint venture and other contractual arrangements, and provision of day-to-day legal advice in the operation of the Corporation's business, including employee related matters.

         FINANCIAL, ACCOUNTING, TAX AND GOVERNMENT CONTRACT MANAGEMENT SERVICES. Under each of the Services Agreements, Parent provides the Corporation with (i) cash management, (ii) support in the processing of accounts payable, tax returns and payroll, (iii) conducting periodic internal field audits, and (iv) purchasing assistance on an as needed basis. Under the 1994 Services Agreement, Parent also provided the Corporation with assistance in (i) deployment of new software for accounting and inmate management, (ii) management and administration of its government contracts, pricing proposals and responding to government inquiries and audits and
   (iii) the preparation of accounting reports, financial projections, budgets, periodic SEC filings and tax returns.


         HUMAN RESOURCES SERVICES. Under Each of the Services Agreements, Parent provides the Corporation assistance in the identification and selection of employees and compliance by the Corporation with various equal employment opportunity and other employment related requirements. Parent also assists the Corporation in implementing and administering employee benefit plans which comply with applicable laws and regulations.

Any services provided by Parent to the Corporation beyond the services covered by the Annual Services Fees are billed to the Corporation at cost or on a cost plus basis as described in each of the Services Agreements or on such other basis as the Corporation and Parent agree. The 1994 Services Agreement provided the Corporation the option to utilize the Parent's Domestic Operations Group Food Services Division (the "Food Services Division") to (i) provide the Corporation with technical assistance in the areas of equipment specifications, kitchen layout and design, menu development, nutritional analysis and field support and training (for services the Corporation has reimbursed Parent for direct and indirect costs associated with providing such services), and (ii) manage and operate the food services at certain of the Corporation's facilities (for which the Corporation agreed to pay Parent a price established on a negotiated basis which is no less favorable than the charges for comparable services from unaffiliated third parties). Commencing in October 1995, the Corporation ceased contracting with the Food Services Division of Parent to obtain meals for inmates at all but two of the facilities it managed. Since October 1995, the Corporation has provided meals for inmates at the facilities it operates in accordance with regulatory, client and nutritional requirements.

The following table sets forth certain amounts billed to the Corporation during fiscal 1994, fiscal 1995 and fiscal 1996, for services not covered by the Annual Services Fee paid under the 1994 and 1996 Services Agreements.

                                                 FISCAL 1994      FISCAL 1995      FISCAL 1996
         =====================================================================================
         Food Services                           $ 4,146,000      $ 3,903,000      $   450,000
         Casualty Insurance Premiums (1)           1,393,000        2,169,000        3,306,000
         Interest Charges (Income) (2)               166,000         (172,000)          40,000
         Office Rental (3)                           106,000          106,000          269,000

             TOTAL                               $ 5,811,000      $ 6,006,000      $ 4,065,000

   (1) Casualty insurance premiums relate to workers' compensation, general liability and automobile insurance coverage obtained through Parent's Insurance Program. Substantially, all of the casualty insurance premiums represented premiums paid to a captive reinsurance company that is wholly owned by Parent. Under the terms of each of the Services Agreements, the Corporation also has the option to continue to participate in certain other insurance policies maintained by Parent for which the Corporation reimburses Parent for direct and indirect costs associated in providing such services.

   (2) The Corporation is charged interest on intercompany indebtedness and charges interest on intercompany loans at rates that reflect Parent's average interest costs on long-term debt, exclusive of mortgage financing. Prior to the IPO, for purposes of computing interest expense, it was assumed that debt represented 50% of the Corporation's total capital.

   (3) Effective January 3, 1994, the Corporation entered into a two-year lease agreement with Parent providing for the rental of approximately 5,361 square feet of office space at its corporate headquarters in Coral Gables, Florida at an annual rate of $106,400 ($19.84 per square foot) plus certain common area maintenance charges (on terms which the Corporation believes to be no less favorable to the Corporation than could have been obtained from unaffiliated third parties). In 1995, the Parent sold the office building and relocated its headquarters to Palm Beach Gardens, Florida, in March 1996. The Corporation has relocated its corporate offices to Parent's new headquarters. Effective
        February 15, 1996, the Corporation entered into a 15-year agreement with Parent providing for the rental of approximately 13,782 square feet of office space at its new corporate headquarters in Palm Beach Gardens, Florida, at an annual rate of $268,580 ($19.50 per square foot) (on terms which the Corporation believes to be no less favorable to the Corporation than could have been obtained from unaffiliated third parties).

Management of the Corporation believes that the services provided for the Annual Services Fees and the other services that will or may be provided under each of the Services Agreements are, or will be, on terms no less favorable to the Corporation than could have been obtained from unaffiliated third parties.

Under the terms of each Services Agreements, Parent has further agreed that for so long as it provides the Corporation with any services (including those provided under the Services Agreement) and for a period of two years thereafter, Parent and its affiliates will not directly or indirectly compete with the Corporation or any of its affiliates in the design, construction, development or management of correctional or detention institutions or facilities in the United States. Additionally, during the period described above, Parent will not (and will use its best efforts to cause its affiliates not to) directly or indirectly compete with the Corporation or any of its affiliates in the design, construction, development or management of correctional or detention institutions or facilities outside the United States. Nevertheless, in the United States, Parent's North American Operations Group may continue to bid for and perform any of the services that it currently performs. These services include prisoner transit, court security services and food services. The Corporation has also agreed that it will provide Parent with the first opportunity to participate on a competitive basis as a joint venture in the development of facilities outside the United States.

OTHER TRANSACTIONS AND RELATIONSHIPS. Prior to its IPO, the Corporation borrowed money from time to time from the Parent for working capital and general corporate purposes and was charged interest on the basis described
above.   Upon consummation of its IPO, all outstanding indebtedness of the
Corporation to Parent was repaid.

From time to time, Parent has guaranteed certain obligations of the Corporation and its affiliates. These guarantees remained in place following the IPO and may be called upon should there be a default with respect to such obligations.

The Corporation anticipates that it may from time to time use the services of the law firm of Venable, Baetjer & Howard, of which Mr. Benjamin R. Civiletti, a Director of the Corporation, is a partner.

George C. Zoley, Vice Chairman of the Board and Chief Executive Officer of the Corporation, also serves as Senior Vice President of TWC and a Director of each of Wackenhut Corrections (U.K.) Limited, Wackenhut Corrections Corporation Australia Pty Limited, Premier Prison Services, Ltd., Premier Custodial Development, Ltd., Australasian

Correctional Services Pty Limited, Australasian Correctional Management Pty Limited, Wackenhut Corrections Canada, Inc., and WCC RE Holdings, Inc., affiliates of the Company. James P. Rowan, Secretary of the Corporation, also serves as Vice President and General Counsel of the Parent. George R. Wackenhut is Chairman of the Board of the Corporation, is Chairman of the Board and Chief Executive Officer of Parent and, together with his wife Ruth J. Wackenhut, through trusts over which they have sole dispositive and voting power, control approximately 50.03% of the issued and outstanding voting common stock of Parent. Parent owns all of the outstanding shares of Tuhnekcaw, Inc., a Delaware corporation which in turn owns approximately 54.69% of issued and outstanding shares of Common Stock of the Corporation. Richard R. Wackenhut, Chairman of the Board of Directors of the Corporation, also serves as President and Chief Operating Officer of Parent, and is a Director of Wackenhut del Ecuador, S.A., Wackenhut U.K. Limited, Wackenhut Dominicana, S.A., and a Director of several domestic subsidiaries of Parent. He is the son of George
R. Wackenhut.


DIRECTOR'S COMPENSATION

Directors of the Corporation who are not Officers were paid during fiscal year 1996 an annual retainer fee at the rate of $20,000 per year plus $1,250 for each Board Meeting attended, $500 for each committee meeting attended as committee members, and $750 for each committee meeting attended as committee chairmen. Each Director also receives from the Corporation an option to purchase up to one thousand (1,000) shares of the Common Stock of the Corporation.

No other compensation was paid to Directors or their affiliates by the Corporation during 1996.


SECTION 16 FILING VIOLATIONS

All SEC Forms 3, 4 and 5 filings appear to have been made when due. Those Directors and Officers not required to file a Form 5 for 1996 have furnished the Corporation with a statement that no filing is due.


PROPOSAL NUMBER 2
APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Although not required by the By-Laws, the Board of Directors, in the interest of accepted corporate practice, asks shareholders to ratify the action of the Board of Directors in appointing the firm of Arthur Andersen LLP to be the independent certified public accountants of the Corporation for the fiscal year 1997, and to perform such other services as may be requested. If the shareholders do not ratify this appointment, the Corporation s Board of Directors will reconsider its action. Arthur Andersen LLP has advised the Corporation that no partner or employee of Arthur Andersen LLP has any direct financial interest or any material indirect interest in the Corporation other than receiving payment for its services as independent certified public accountants.

A representative of Arthur Andersen LLP, the principal independent certified public accountants of the Corporation for the most recently completed fiscal year, is expected to be present at the shareholders meeting and shall have an opportunity to make a statement if he or she so desires. This representative will also be available to respond to appropriate questions raised orally at the meeting.


SHAREHOLDER PROPOSAL DEADLINE

Shareholder proposals intended to be presented at the April 28, 1998, Annual Meeting of Shareholders must be received by the Corporation for inclusion in the Corporation s proxy statement and form of proxy relating to that meeting by December 1, 1997.

OTHER MATTERS

The Board of Directors knows of no other matters to come before the shareholders meeting. However, if any other matters properly come before the meeting or any of its adjournments, the person or persons voting the proxies will vote them in accordance with their best judgment on such matters.


BY ORDER OF THE BOARD OF DIRECTORS.


                                                James P. Rowan
                                                Vice President, General Counsel
                                                and Secretary


March 21, 1997









================================================================================
A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR
ENDED DECEMBER 29, 1996, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, BUT EXCLUDING EXHIBITS THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE MADE AVAILABLE WITHOUT CHARGE TO INTERESTED SHAREHOLDERS UPON WRITTEN REQUEST TO ROBERT P. HARWOOD, VICE PRESIDENT, INVESTOR/PUBLIC RELATIONS, THE WACKENHUT CORPORATION, 4200 WACKENHUT DRIVE #100, PALM BEACH GARDENS, FLORIDA, 33410-4243.

                                                                    APPENDIX A


                      WACKENHUT CORRECTIONS CORPORATION

                          4200 Wackenhut Drive #100
                      Palm Beach Gardens, Florida  33410


         This Proxy is Solicited on Behalf of the Board of Directors

        The undersigned hereby appoints George R. Wackenhut and George C. Zoley as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Wackenhut Corrections Corporation held of record by the undersigned on March 10, 1997, at the Annual Meeting of Shareholders to be held at the Embassy Suites Hotel, 4350 PGA Boulevard, Palm Beach Gardens, Florida, at 9:00 A.M., April 24, 1997, or at any adjournment thereof.

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE ABOVE INSTRUCTIONS. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. ON ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING, THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE JUDGEMENT OF THE PERSONS NAMED AS PROXIES.

                (Continued, and to be signed, on other side.)





   The Board of Directors recommends a vote FOR Proposals 1 and 2.

                                                                                                        Please Mark     [X]
                                                                                                        your votes as
                                                                                                        indicated on


                                                                                                    2. Proposal to approve for the
1. ELECTION OF DIRECTORS:                               Nominees:                                      fiscal year 1997 the Appoint-
                                                        Norman A. Garrison     Anthony P. Travisono    ment of ARTHUR ANDERSEN LLP
VOTE FOR all nominees             VOTE WITHHELD         Benjamin R. Civiletti  George R. Wackenhut     as the independent certified
listed to the right (except as    as to all nominees.   Manuel J. Jualiz       Richard R. Wackenhut    public accountants of the
marked to the contrary).                                Floretta D. McKenzie   George C. Zoley         Corporation.
      [ ]                            [ ]                John F. Ruffie                                 FOR      AGAINST    ABSTAIN
                                                                                                       [ ]       [ ]        [ ]
                                                      INSTRUCTION: To withhold authority to vote
                                                      for any individual nominee, strike a line  3.  In their discretion, the
                                                      through the nominee's name in the list         Proxies are authorized to vote
                                                      above.                                         upon such other business as
                                                                                                     may properly come before the
                                                                                                     meeting.

                                                                             Please date and sign exactly as name appears below.
                                                                             Joint owners should each sign.  Attorneys-in-fact,
                                                                             Executors, Administrators, Trustees, Guardians, or
                                                                             corporate officers should give full title.

                                                                             Dated: _______________________________, 1997

                                                                             ____________________________________________
                                                                                               Signature
                                                                             ____________________________________________
                                                                                       Signature if held jointly

Please sign and return this Proxy in the accompanying addressed envelope.
